Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36246, No. 333-47720, No. 333-107359, No. 333-129460, No. 333-144890 and No. 333-169201) and Form F-3 (No. 333-163990) of SINA Corporation of our report dated April 24, 2012, relating to the consolidated financial statements of China Real Estate Information Corporation appearing in this Annual Report on Form 20-F of SINA Corporation for the year ended December 31, 2013.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai China
April 29, 2014